Confidential
Draft

AMENDMENT TO LOAN AGREEMENT

This Amendment (the "**Amendment**") to the Loan Agreement (as defined below) is entered into as of _________, 2020 by and among (i) Qnergy Inc., a company organized under the laws of the State of Delaware, with offices located at 300 W 12th St., Ogden, UT 84404, US (the "**Company**"), (ii) Qnergy Ltd. (Company No. 51-523679-2), a company organized under the laws of the State of Israel, with offices located at Ein Harod 1896000, Israel (the "**Parent**"), and (iii) Viola Credit Five Fund, Limited Partnership (the "**Lender**"), which shall be represented exclusively hereunder by its management company, Viola Credit Five Management 2015 Ltd., a private company organized under the laws of the State of Israel, with offices located at 12 Abba Eben Blvd., Herzliya Pituach, Israel ("**Viola Credit**").

WITNESSETH

WHEREAS, on March 14, 2019, the Company, Parent and the Lender have entered into that certain Loan Agreement, pursuant to which a loan in the aggregate amount of up to US$ 3 million was provided by the Lender to the Company (the "**Loan Agreement**"; *All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement*);

WHEREAS, the Company, Parent and Lender are willing to amend the terms of the Loan Agreement as further set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. The preamble to this Amendment constitutes an integral part hereof.

2. **Conditions Precedent**. The provisions contained herein relating to the amendment of the Loan Agreement as set forth herein shall come into effect upon the receipt by the Lender of the documents listed in Section 5 below. The day on which said terms are met shall be referred to herein as the "**Amendment Effective Date**".

3. **Amendments to the Loan Agreement**. As of the Amendment Effective Date, the following amendments to the Loan Agreement shall immediately and automatically come into effect:

   3.1. Section 1.1(e) [Term]: Section 1.1(e) of the Loan Agreement shall be amended to provide that the term of each Installment shall terminate upon repayment thereof by the Company, together with all amounts accrued thereon, in full, in accordance with the provisions contained in the Loan Agreement, but in no event later than November 1, 2022.

   3.2. Section 1.1(f) to the Loan Agreement [Principal Payment]: Section 1.1(f) of the Loan Agreement shall be amended to provide that subject to the Event of Acceleration provisions and Prepayment provisions set forth in the Loan Agreement, the outstanding principal of the Loan, as of the Amendment Effective Date, shall be repaid in 23 equal monthly payments with the first payment due on the first Business Day following December 31, 2020.

   3.3. Section 1.1(g) to the Loan Agreement [Interest; Payment of Interest]: Section 1.1(g) of the Loan Agreement shall be amended to provide that the outstanding principal of the Loan shall bear U.S. dollar denominated interest ("**Interest**") at an annual rate equal to the higher of (i) 8.5% and (ii) 12 month LIBOR plus 6.25%.

   3.4. Section 1.1(j) to the Loan Agreement [Prepayment]: Section 1.1(j) of the Loan Agreement shall be amended to provide that notwithstanding the provisions set forth therein, to the extent any amount on account of the Loan is prepaid at any time prior to the first anniversary of the Amendment Effective Date, such prepayment shall be subject to the payment to the Lender of an additional fee equal to 5% of the aggregate amount so prepaid, payable together with applicable VAT (if any).

4. Representations. The Parent and the Company, hereby represent that all corporate action on the part of each of the Parent and the Company, its respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment and the performance of all obligations of the Parent and Company hereunder. This Amendment, when executed and delivered by the Parent and the Company, shall constitute valid and legally binding obligations of the Parent and the Company, enforceable against the Parent and the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Amendment and the performance by the Parent and the Company of its respective obligations hereunder do not conflict with, and will not constitute a default under or a material breach of, any effective material undertaking, material agreement or other material instrument by which the Parent or the Company, as applicable, is bound and will not require the receipt of any additional consent or waiver from any third party.

5. Transactions at the Amendment Effective Date: On the Amendment Effective Date, the Company and the Parent shall deliver to the Lender the following documents and certificates:

(a) a true and correct copy of the resolutions of the Parent's and Company's Board of Directors substantially in the form attached hereto as Exhibit 5(a)(1) and Exhibit 5(a)(2) and, to extent necessary the Parent's stockholders substantially in the form attached hereto as Exhibit 5(a)(3), approving this Amendment and the transactions contemplated herein; and

(b) copies of the waivers, notifications, consents and approvals required to be obtained by the Parent and/or Company and/or other third parties (if any) with respect to this Amendment and the transactions therein, all of which are listed in Exhibit 5(b) (if any).

6. General. Other than as specifically set forth herein, the Loan Agreement shall remain in full force and effect with no changes.

7. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Qnergy Ltd.	**Qnergy, Inc.**
By: ______________	By: Ory Zik
Title ______________	Title CEO

Viola Credit Five Fund, Limited Partnership

By: ______________

Title ______________

[*Signature Page to Amendment to the Loan Agreement*]